                                                               Exhibit 99.(H)(1)

                  AMENDED AND RESTATED TRANSFER AGENT CONTRACT

        AMENDED AND RESTATED TRANSFER AGENT CONTRACT (this "Contract"), dated as of ____ __, 2001 by and between WM Trust I, WM Trust II and WM Variable Trust (each a "Trust" and a "Company"), each a Massachusetts business trust, WM Strategic Asset Management Portfolios, LLC (the "LLC" and a "Company"), a Massachusetts limited liability company, WM Shareholder Services, Inc. ("WMSS"), a Washington corporation, and PFPC, Inc. a Massachusetts corporation ("PFPC").

                               W I T N E S S E T H

        WHEREAS, each Company is an investment management company registered under the Investment Company Act of 1940 (the "1940 Act");

        WHEREAS, each Company is authorized to issue shares in separate series with each series listed on the signature page of the Contract representing a separate portfolio of securities and other assets (each a "Fund");

        WHEREAS, each Fund desires PFPC to perform the services set forth on Schedule A hereto, and PFPC is willing to perform such services;

        WHEREAS, each Fund desires WMSS to oversee the provision by PFPC of the services set forth in Schedule A hereto, and to perform the services set forth in Schedule B hereto (to the extent they are not provided by PFPC pursuant to Section 1 hereof), and WMSS is willing to oversee and perform such services;

        WHEREAS, WMSS and PFPC are parties to a certain Service Agreement dated as of June 17, 1998, as amended October 26, 1999 (the "Services Agreement");

        NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, all the parties hereto agree as follows:

        1. PFPC agrees to perform the services set forth in Schedule A hereto.

        2. WMSS agrees to oversee PFPC in its performance of the services set forth in Schedule A hereto, and to perform the services set forth in Schedule B hereto to the extent they are not performed by PFPC pursuant to Section 1 hereof.

        3. WMSS's monthly fees under this Contract will be calculated in accordance Schedule C hereto (the "WMSS Monthly Fees"), subject to the provisions of this Section 3 and subject to reduction as set forth in Exhibit 1 to Schedule D hereto. PFPC's monthly fees under this Contract will be calculated in accordance with Schedule D hereto (the "PFPC Monthly Fees"), subject to the provisions of this Section 3 and subject to adjustment as set forth in Exhibit 1 to Schedule D hereto.

           (a) The Funds agree to pay directly to PFPC the lesser of (i) the WMSS Monthly Fees and (ii) the PFPC Monthly Fees.

           (b) If, for a given month, WMSS Monthly Fees exceed PFPC Monthly Fees, the Funds shall pay to WMSS an amount equal to the excess of (i) the WMSS Monthly Fees over (ii) the PFPC Monthly Fees.

           (c) If, for any given month, the PFPC Monthly Fees exceed the WMSS Monthly Fees, WMSS shall pay to PFPC an amount equal to the excess of (i) the PFPC Monthly Fees over (ii) the WMSS Monthly Fees.

           (d) For the avoidance of doubt, WMSS acknowledges and agrees that it shall not be entitled to any portion of the PFPC Monthly Fees.

        4. PFPC hereby waives, with respect to any periods during which this Contract is in effect, any right to receive from WMSS any fees under the Services Agreement in respect of the services set forth on Schedule A hereto.

        5. Each Company acknowledges and agrees that, for so long as PFPC provides the services set forth on Schedule A hereto in accordance with the performance standards (the "Performance Standards") set forth in Schedule 1 to Exhibit D hereto, including performing at least within all Standard Performance Ranges (as defined therein), WM Advisors shall have met its obligation to provide the services set forth on Schedule A hereto.

        6. WMSS agrees to indemnify and hold the Funds harmless from and against any and all claims, costs, expenses (including attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Funds or for which the Funds may be held liable (a "Claim") arising out of or attributable to any actual or alleged failure of PFPC to provide the services set forth on Schedule A hereto in accordance with the Performance Standards.

        7. WMSS agrees to indemnify and hold PFPC harmless from and against any and all Claims arising out of or attributable to this Contract to the extent that PFPC would not have been responsible for such Claims under the Services Agreement.

        8. Each Fund agrees to reimburse each of WMSS and PFPC, as applicable, for the out-of-pocket expenses set forth on Schedule E hereto.

        9. Each Fund agrees that all computer programs and procedures developed and/or used by WMSS and PFPC to perform services required under this Contract are the property of

WMSS and PFPC, respectively, and WMSS and PFPC agree that all records and other data of the Funds maintained by WMSS and PFPC, except computer programs and procedures, are the property of the Fund. Each of WMSS and PFPC agrees that it will furnish all such records and other data as may be requested to a Fund immediately upon termination of this Contract for any reason whatsoever.

        10. Each of WMSS and PFPC agrees to treat all records and other information relative to a Fund with utmost confidence and further agrees that all records maintained by it for the Fund shall be open to inspection and audit at reasonable times by the officers, agents or auditors employed by the Fund and that such records shall be preserved and retained by it so long as this Contract shall remain in effect.

        11. Neither PFPC nor WMSS shall be liable for any damage, loss of data, delay or any other loss caused by any such power failure or machine breakdown, except that each shall be liable for actual out-of-pocket costs caused by any such power failure or machine breakdown, and each shall make all reasonable efforts to recover the data in process that is assumed lost during any power failure or machine breakdown.

        12. WMSS will maintain in force through the duration of this Contract a fidelity bond in a face amount not less than $1,000,000 written by a reputable insurance company, covering theft, embezzlement, forgery and other acts of malfeasance by WMSS, its employees, or agents in connection with services performed for a Fund.

        13. This Contract may be terminated without the payment of any penalty by any party upon one hundred eighty (180) days written notice thereof given by a any party hereto to the other parties hereto. For the avoidance of doubt, termination of this Contract will not terminate the Services Agreement. Upon such termination, PFPC's right to receive fees from WMSS under the Services Agreement shall automatically be reinstated. Termination of this Agreement shall in no way be interpreted or construed as termination of the Services Agreement which shall remain in effect until terminated in accordance with its terms.

        14. Any notice shall be officially given to a Fund when sent by registered or certified mail by a party to the appropriate address listed in the Fund's current registration statement, provided that each party may notify the others by regular mail of any changed address to which such notices should be sent.

        15. This Contract constitutes the entire agreement between the Funds and each of WMSS and PFPC, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the parties hereto and their respective successors.

        16. (a) A copy of the Declaration of Trust of each Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Contract is executed by an officer of each Trust on behalf of each Fund, and that the obligations of this Contract shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other series of any Trust or upon any of the trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.

           (b) A copy of the LLC Certificate of Formation of the LLC is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the LLC on behalf of its trustees, as trustees and not individually, on further behalf of each Fund, and that the obligations of this Contract as they relate to each Fund shall be binding upon the assets and properties of that Fund only and shall not be binding upon the assets and properties of any other Fund or series of the LLC or upon any of the trustees, officers, employees, agents or shareholders of a Fund or the LLC individually.

               IN WITNESS WHEREOF, the parties hereto cause this Contract to be executed by their officers designated below as of the date first above-written.

------------------------------------------------- -----------------------------------------------
WM TRUST I, on behalf of its series:              WM STRATEGIC ASSET MANAGEMENT
------------------------------------------------- -----------------------------------------------
Money Market Fund                                 PORTFOLIOS, LLC, on behalf of its series:
------------------------------------------------- -----------------------------------------------
Tax-Exempt Money Market Fund                      Strategic Growth Portfolio
------------------------------------------------- -----------------------------------------------
U.S. Government Securities Fund                   Conservative Growth Portfolio
------------------------------------------------- -----------------------------------------------
Income Fund                                       Balanced Portfolio
------------------------------------------------- -----------------------------------------------
High Yield Fund                                   Flexible Income Portfolio
------------------------------------------------- -----------------------------------------------
Tax-Exempt Bond Fund                                Conservative Balanced Portfolio
------------------------------------------------- -----------------------------------------------
Equity Income Fund
------------------------------------------------- -----------------------------------------------
Growth & Income Fund
------------------------------------------------- -----------------------------------------------
Growth Fund of the Northwest                      WM VARIABLE TRUST, on behalf of its
------------------------------------------------- -----------------------------------------------
Mid Cap Stock Fund                                series:
------------------------------------------------- -----------------------------------------------
                                                  Money Market Fund
------------------------------------------------- -----------------------------------------------
                                                  U.S. Government Securities Fund
------------------------------------------------- -----------------------------------------------
WM TRUST II, on behalf of its series:             Income Fund
------------------------------------------------- -----------------------------------------------
Short Term Income Fund                             Equity Income Fund
------------------------------------------------- -----------------------------------------------
California Money Fund                             Growth & Income Fund
------------------------------------------------- -----------------------------------------------
Short Term Income Fund                            Growth Fund of the Northwest
------------------------------------------------- -----------------------------------------------
California Municipal Fund                         Mid Cap Stock Fund
------------------------------------------------- -----------------------------------------------
California Insured Intermediate                   Growth Fund
------------------------------------------------- -----------------------------------------------
  Municipal Fund                                  Small Cap Stock Fund
------------------------------------------------- -----------------------------------------------
Growth Fund                                       International Growth Fund
------------------------------------------------- -----------------------------------------------
Small Cap Stock Fund                              Strategic Growth Portfolio
------------------------------------------------- -----------------------------------------------
International Growth Fund                         Conservative Growth Portfolio
------------------------------------------------- -----------------------------------------------
                                                  Balanced Portfolio
------------------------------------------------- -----------------------------------------------
                                                  Flexible Income Portfolio
------------------------------------------------- -----------------------------------------------
                                                  Conservative Balanced Portfolio
------------------------------------------------- -----------------------------------------------

                                              Each by:

                                              William G. Papesh
                                              President

PFPC, INC.                                    WM SHAREHOLDER SERVICES, INC.



By: Mike DeNofrio
    ------------------------------



Its: Ex Vice President                        Monte D. Calvin
     -----------------------------            First Vice President


                                   SCHEDULE A

               SERVICES PROVIDED BY PFPC AND OVERSEEN BY WMSS*

        1. Shareholder Information. PFPC shall maintain a record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

        2. Shareholder Services. PFPC shall respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between PFPC and WMSS.

        3. Mailing Communications to Shareholders; Proxy Materials. PFPC will address and mail to Shareholders of the Funds, all reports to Shareholders, dividend and distribution notices and proxy material for the Funds' meetings of Shareholders. In connection with meetings of Shareholders, PFPC will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

        4. Sales of Shares.

           PFPC shall not be required to record as sold any Shares of a Fund where it has received a Written Instruction from WMSS or official notice from any appropriate authority that the sale of the Shares of such Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of PFPC to rely on such Written Instructions or official notice.

           In the event that any check or other order for the payment of money is returned unpaid for any reason, PFPC will endeavor to: (i) give prompt notice of such return to WMSS or its designee; (ii) place a stop transfer order against all Shares recorded as sold in reliance on such check or order; and (iii) take such other actions as PFPC may from time to time deem appropriate.

        5. Transfer and Repurchase.

           (a) PFPC shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Funds' Prospectus.

           (b) PFPC will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as PFPC reasonably may deem necessary.

---------------
        * Note: Capitalized terms used in this Schedule A without definition have the meanings given them in the Services Agreement.

               PFPC reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. PFPC also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which PFPC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

               When Shares are redeemed, PFPC shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the respective Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of such Fund and Shares attributed to individual accounts.

               PFPC shall, upon receipt of the monies provided to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by PFPC from WMSS

               PFPC shall not process or effect any repurchase with respect to Shares of any Fund after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of such Fund.

        6. Dividends.

               (a) Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Funds with respect to Shares of such Fund, WMSS shall furnish or cause to be furnished to PFPC Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

                On or before the payment date specified in such resolution of the Board of Directors, the Fund will provide PFPC with sufficient cash to make payment to the Shareholders of record as of such payment date.

                If PFPC does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, PFPC will, upon notifying WMSS, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to PFPC.

        7. In addition to and neither in lieu nor in contravention of the services set forth above, PFPC shall perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements in effect as at the date of the Services Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in Schedule D to the Contract, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

                                   SCHEDULE B
                            SERVICES PROVIDED BY WMSS

I.    Shareholder Services

        A. Maintain all Shareholder records on electronic data processing equipment, including:

             1.   Share balances

             2.   Account transaction history

             3.   Names and addresses

             4.   Distribution records

             5.   Transfer records

             6.   Over-all control records

        B.   New Accounts

             1. Deposit all monies received into a Fund custody account maintained by the Fund's custodian.

             2.   Set up account according to Shareholders' instructions

             3.   Issue and mail shareholder confirmations

        C.   Additional Purchases

             1. Deposit monies received into a Fund custody account maintained by the Fund's custodian.

             2.   Issue Shareholder confirmations

        D.   Redemptions

        Liquidate shares upon Shareholder request

             1. Make payments of redemption proceeds in accordance with the Fund's then current prospectus.

             2.   Issue and mail Shareholder confirmation

        E. Transfer shares as requested, including obtaining necessary papers and documents to satisfy transfer requirements. On irregular transfers requiring special legal opinions, such special legal fees, if any, are to be paid for by the Fund.

        F.   Process changes, corrections of addresses and registrations

        G.   Maintain service with Shareholders as follows:

             1. Activity required to receive, process and reply to Shareholders' correspondence regarding account matters

             2. Refer correspondence regarding investment matters to the Fund with sufficient account data to answer

             3. Contact Shareholders directly to settle problems and answer questions

        H.   Compute distributions, dividends and capital gains

             1. Make payment or reinvest in additional shares as directed by shareholders according to provisions of the Fund's then current prospectus

             2. Advise each Shareholder of the amount of dividends received and tax status annually

        I.   Produce transcripts of shareholder account history as required

        J. Maintain the controls associated with the computer programs and manual systems to arrive at the Fund's total shares outstanding

        K. Receive mail and perform other administrative functions relating to transfer agent work

II.     Other Services

        A.   Mailing services to shareholders

        B.   Services in connection with any stock splits

        C. Develop special reports for Fund officers regarding statistical and accounting data pertaining to the Fund. Fund shall pay for out-of-pocket expenses charged by vendors to develop such reports or portions thereof

        D.   Voice response unit

        E.   NSCC support

                                   SCHEDULE C
                                WMSS MONTHLY FEES
                                December 6, 2001

                           Fee Per Account Per Month*
                           -------------------------

                                    Open                 Closed
                                    ----                 ------
    Equity Funds                    $19.30/12            $2.09/12
    Fixed Income Funds              $21.54/12            $2.09/12
    Money Market Funds              $20.72/12            $2.09/12


Fees Include:

X   Shareholder and Broker Servicing
X   Transaction Processing, Correspondence, and Research
X   Settlement and Reconciliation
X   Corporate Actions
X   Tax Reporting and Compliance
X   NSCC Support
X   Management Company and Broker/Dealer Support
X   Asset Allocation Processing for all distribution channels
X   50% of NQR fees

Additional charges will be made for out-of-pocket expenses according to Schedule E.





* No fee is paid by WM Variable Trust.

                                   SCHEDULE D
                               PFPC MONTHLY FEES*

1)      Per Account Fees:

               (Effective September 1, 2001)

               Open Accounts                              $15.69 per Account

               Closed Accounts                            $2.09 per Account

               NSCC Level III Accounts                    $8.37 per Account


Each year, effective on the anniversary date of the Services Agreement, the per account fee will increase by a percentage equal to an amount one percent greater than the Consumer Price Index as reported monthly by Bloomberg Financial Markets and Commodity News in the month preceding the effective date of the increase. This provides PFPC with an opportunity to manage uncontrollable expenses due to inflationary increases.

2)      Variable Annuity Fees:

               $1,000 per month per Portfolio for the first six variable annuity Portfolios; $500 per month per Portfolio for each additional variable annuity Portfolio.

3)      Dedicated Systems Development Team:

               WMSS shall pay $275,000.00 annually for a dedicated systems development team consisting of 1.5 programmers, .5 system manager and .5 BSA. In the event that WMSS desires to discontinue this service, WMSS shall provide PFPC 60 days written notice. In the event of such termination, WMSS shall be responsible for the pro rata share of the stated annual dedicated System Development Team fee.

               Incremental systems resources will be billed at a rate of $135.00 per hour.

               The number of hours worked, projects and status will be reported monthly.

TRANSFER AGENCY FEES INCLUDE:

o Shareholder and Broker Servicing
o Transaction Processing, Correspondence, and
Research

---------------------
* Note: Capitalized terms used in this Schedule D without definition have the meanings given them in the Services Agreement.

-   Settlement and Reconciliation
-   Corporate Actions
-   Tax Reporting and Compliance
-   NSCC Support
-   Management Company and Broker/Dealer Support
-   Asset Allocation Processing for all distribution channels

ADDITIONAL TRANSFER AGENCY FEES:

-   NSCC charges
-   Banking fees
-   Standard out-of-pocket expenses

VALUE ADDED TRANSFER AGENCY SERVICES:

1.      DAZL Pricing:
        Set Up Fee:                $5,000.00
        Monthly Usage Fee:         $1,000.00
        Transmission Charge: $.03 per record (Price record transmission cost is $.015 per record.)

2.      Voice Response Unit (VRU)
        $25,000 set up fee
        $.29 per minute maintenance charge

                             Exhibit 1 of Schedule D

                              Performance Standards

                          Revised as of October 1, 2001

    PFPC's obligation to meet the "Standard Performance Range" for each of the following Performance Standards shall be measured in the aggregate with respect to all Funds.

    1. Transaction Processing

    TRANSACTION PERFORMANCE STANDARDS

        Performance will be measured quarterly by National Quality Review ("NQR") based on its then-current standard sampling methodology. Currently, that methodology involves approximately 800 account transactions each quarter. NQR reviews transactions for accuracy, timeliness and completeness. Beginning with the 2001 fourth quarter NQR report, if, for the current quarter, the percentage of the transactions sampled by NQR represented by transactions for which no "exceptions" were noted falls within the "Penalty Range" or "Award Range" (as defined below), the PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data shall be reduced by the applicable penalty, or increased by the applicable award, as shown in Section 4 of this Exhibit 1. The WMSS Monthly Fees for the same period will also be reduced by any applicable penalty, but shall not be increased by any applicable award.

        The PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data will be increased by an additional award, as shown in Section 4 of this Exhibit 1 under the heading "NQR Best in Class" if the quarterly Overall Accuracy rating matches the highest overall NQR rating earned by any firm evaluated by NQR for the quarter to which such data relates.

        Penalties or rewards will be assessed quarterly based on quarterly performance scores, excluding reclassified items, as provided by NQR.

        The "Penalty Range" is any percentage below the standard performance range most recently determined by NQR for the previous calendar year (the "Standard Performance Range"). The "Award Range" is any percentage above the Standard Performance Range. At present, the Penalty Range, the Standard Performance Range and Award Range are as follows:

-----------------------------------------------------------------------------------------
                         Unacceptable--          Standard
                           Penalty             Performance        Exceptional--Award
    Transaction Type        Range                 Range                   Range
-----------------------------------------------------------------------------------------
    Financial Accuracy     <96.7%                96.7% - 98.8%          >98.8%
-----------------------------------------------------------------------------------------
    Non-Financial          <86.7%                86.7% - 94.3%          >94.3%
Accuracy
-----------------------------------------------------------------------------------------
    Overall Accuracy       <91.8%                91.8% - 96.0%          >96.0%
-----------------------------------------------------------------------------------------



    OTHER TRANSACTION PROCESSING OBLIGATIONS

    The following factors will not be part of the award or penalty structure; however, they are obligations of PFPC.

            - Financial Processing Timeliness, as determined quarterly by NQR, will be at least the NQR average. Timeliness is defined as the percent of financial transactions processed the same day that they are received in good order.

            - Non-Financial Adjustments and legal transfers will be completed within three days of receipt.

            - Maintenance (including address changes, account option changes, ROA/LOI) will be completed within 5 days of receipt.

            - Financial Items will receive 100% Quality Control the same day they are processed.

    2.  Telephone Service Quality

        Performance will be measured quarterly by NQR based on its then-current standard sampling methodology. Currently, that methodology is a review of 120 calls per quarter using NQR's 27-point evaluation process. NQR reviews transactions for accuracy, timeliness and completeness. Beginning with the 2001 fourth quarter NQR report, if, for the current quarter, the percentage of the transactions sampled by NQR represented by transactions for which no "exceptions" were noted falls within the "Penalty Range" or "Award Range" (as defined below), the PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data shall be reduced by the applicable penalty, or increased by the applicable award, as shown in Section 4 of this
    Exhibit 1. The WMSS Monthly Fees for the same period will also be reduced by any applicable penalty, but shall not be increased by any applicable award.

    The PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data will be increased by an additional award, as shown in Section 4 of this
    Exhibit 1 under the heading "NQR Best in Class" if the quarterly Overall Call Center rating matches the highest overall NQR rating earned by any firm evaluated by NQR for the quarter to which such data relates.

        The "Penalty Range" is any percentage below the standard performance range most recently determined by NQR for the previous calendar year (the "Standard Performance Range"). The "Award Range" is any percentage above the Standard Performance Range. At present, the Penalty Range, the Standard Performance Range and Award Range are as follows:

-------------------------------------------------------------------------------------------
                            Unacceptable --           Standard
                               Penalty              Performance        Exceptional -- Award
    Transaction Type            Range                  Range                 Range
-------------------------------------------------------------------------------------------
    Telephone Service       <2.20                 2.20 - 2.63            >2.63
Quality
-------------------------------------------------------------------------------------------


    OTHER SERVICE QUALITY OBLIGATIONS

        These factors will not be part of the award or penalty structure; however, they are obligations of PFPC that PFPC shall not fail to meet for any two months of any rolling four-month period:

           - Call Answer Rate as measured by the PFPC's Call Monitoring System will maintain a monthly standard of at least 98%.

           - Average Speed of Answer as measured by PFPC's Call Monitoring System will be no greater than 20 seconds for each month.

           - Financial Correspondence will be mailed within two days of receipt.

           - Non-Financial Correspondence will be mailed within four days of receipt.

           - Correspondence rating, as measured by NQR, will be at least a 3.5.

    3.  PRINT MAIL SERVICE STANDARDS

        These performance standards are in effect only for those mailings where services are provided by PFPC.

           - Shareholder redemption checks mailed on day of receipt.

           - Confirmations mailed within one business day of receipt.

           - Statements mailed within five business days following the end of the reporting period.

           - Commission checks mailed within five business days following the end of the reporting period.

           - Statements available to WMSS on CD ROM 15 business days after each quarter-end.

           - All IRS tax forms mailed within the regulatory requirements.

    4.  Penalty and Award

                       -------------------------------------------------
                           TRANSACTION PROCESSING    QUARTERLY PAYMENTS
                       -------------------------------------------------
                           Financial
                       -------------------------------------------------
                           Unacceptable - Penalty         $25,000
                       -------------------------------------------------
                                  Standard                   $0
                       -------------------------------------------------
                            Exceptional - Reward          $25,000
                       -------------------------------------------------
                               NON FINANCIAL
                       -------------------------------------------------
                           Unacceptable - Penalty         $25,000
                       -------------------------------------------------
                                  Standard                   $0
                       -------------------------------------------------
                            Exceptional - Reward          $25,000
                       -------------------------------------------------
                           Overall
                       -------------------------------------------------
                           Unacceptable - Penalty         $25,000
                       -------------------------------------------------
                                  Standard                   $0
                       -------------------------------------------------
                            Exceptional - Reward          $25,000
                       -------------------------------------------------
                             NQR Best-In-Class*           $25,000
                       -------------------------------------------------

                       -------------------------------------------------

                             CALL CENTER           QUARTERLY PAYMENTS
                       -------------------------------------------------
                           Overall
                       -------------------------------------------------
                           Unacceptable - Penalty         $25,000
                       -------------------------------------------------
                                  Standard                   $0
                       -------------------------------------------------
                            Exceptional - Reward          $25,000
                       -------------------------------------------------
                             NQR Best-In-Class*           $25,000
                       -------------------------------------------------

    *NQR Best-In-Class is WMGF scores matching the highest NQR rating of all firms evaluated during the quarter.

           At least 50% of any award must be paid by PFPC to the Unit Manager level or lower within the appropriate department responsible for earning the award. Any such payment must be in addition to any other incentive or compensation program provided by PFPC or WMSS.

    TOTAL POTENTIAL ANNUAL PENALTIES - $400,000
    TOTAL POTENTIAL ANNUAL AWARDS - $400,000 + $200,000 for NQR Best-In-Class


    All NQR standards will be reviewed on a periodic basis and updated to accurately reflect the then current NQR quality ratings.

                                   SCHEDULE E
                             OUT-OF-POCKET EXPENSES

    The Funds shall reimburse WMSS monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

      X  NSCC charges
      X  Banking fees
      X  Voice response unit
      X  Microfiche/Microfilm/Image production
      X  Magnetic media tapes and freight
      X Printing costs, including certificates, envelopes, checks and stationery
      X Postage (bulk, pre-sort, ZIP+4, bar-coding, first class) direct pass through to the Funds
      X  Due diligence mailings
      X Telephone and telecommunication costs, including all lease, maintenance and line costs
      X  Ad hoc reports
      X  Shareholder transcripts
      X  Proxy solicitations, mailings and tabulations
      X  Daily & Distribution advice mailings
      X  Shipping, Certified and Overnight mail and insurance
      X  Year-end form production and mailings
      X Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
      X  Duplicating services
      X  Courier services
      X  Incoming and outgoing wire charges
      X  Federal Reserve charges for check clearance
      X  Overtime, as approved by the Funds
      X  Temporary staff, as approved by the Funds
      X  Travel and entertainment, as approved by the Funds
      X Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
      X  Third party audit reviews
      X  Ad hoc programming time
      X  Insurance
      X Such other miscellaneous expenses reasonably incurred by WMSS in performing its duties and responsibilities under this Agreement


                                       E-1